Exhibit 10(a)70



                                 FIRST AMENDMENT
                  TO THE SOUTHERN COMPANY PERFORMANCE PAY PLAN


         WHEREAS, the Board of Directors of Southern Company Services, Inc. (the "Company") heretofore adopted the amendment and restatement of The Southern Company Performance Pay Plan (the "Plan") effective as of January 1, 1991; and

         WHEREAS, the Board of Directors of Gulf Power Company adopted the Gulf Power Company Appliance Sales Performance Pay Plan to be effective as of January 1, 1992; and

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to integrate the Gulf Power Company Appliance Sales Performance Pay Plan with the Plan; and

         WHEREAS, under Section 6.3 of the Plan, the Board of Directors has the authority to amend the Plan at any time;

         NOW THEREFORE, effective January 1, 1992, the Board of Directors hereby amends the Plan as follows:


                                                        I.

         Article IV of the Plan shall be amended by adding the following new
Section 4.5 thereto:

         4.5 Notwithstanding the foregoing, the portion of the Incentive Pay Award Pool otherwise distributable under the terms of this Plan on behalf of Employees of Gulf Power Company shall be reduced by the amount necessary (the "Necessary Amount") to fund the Gulf Power Company Appliance Sales Performance Pay Plan (hereinafter referred to as the "Gulf Plan") as determined by the executive committee (as that term is defined under the Gulf Plan) of the Gulf Plan. Such Necessary Amount shall be distributed directly to the Gulf Plan from the Incentive Pay Award Pool and shall be further distributed in accordance with the terms of the Gulf Plan. The portion of the Incentive Pay Award Pool otherwise payable on behalf of Employees of Gulf Power Company but not payable to the Gulf Plan in accordance with this Section shall be subject to and distributed in accordance with the provisions of this Plan. Except as provided in Section 4.5(a) below, in no event shall a Gulf Power Company Appliance Sales Department employee be entitled to receive a distribution from both this Plan and the Gulf Plan.

         (a) If an employee of the Gulf Power Company Appliance Sales Department transfers between the Appliance Sales Department and another department of Gulf Power Company or another Employing Company, such employee shall be entitled to receive a pro-rata award under this Plan for that portion of the year in which such employee participates in this Plan. The accrual rate of the pro-rata award to be awarded to such employee under this Section 4.5(a) shall be determined in accordance with Exhibit A of the Plan.


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         (b) Position Level Values for employees transferring to or from the
Appliance Sales Department as described in Section 4.5(a) above shall be prorated based upon the employee's time of participation in this Plan.

                                                        II.

         Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as adopted and amended by the Company prior to the adoption of this First Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officers, has adopted this First Amendment to The Southern Company Performance Pay Plan this ____ day of ___________________, 1992, to be effective January 1, 1992.


                                  SOUTHERN COMPANY SERVICES, INC.




                                  By:
                                           Bob Andrews
                                           Vice President


Attest:



By:
         Tommy Chisholm
         Secretary

         [CORPORATE SEAL]









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

                    SECOND AMENDMENT TO THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN


         WHEREAS, the Board of Directors of Southern Company Services, Inc. (sometimes hereinafter referred to as the "Company") heretofore adopted the Amendment and Restatement of The Southern Company Performance Pay Plan (hereinafter referred to as the "Plan"), effective as of January 1, 1993; and

         WHEREAS, the Plan provides for the payment of incentive pay awards by funding units based in part on the attainment of goals established by such funding units; and

         WHEREAS, upon the transfer of employment by a participant within The Southern Company, the Plan currently allocates funding responsibilities for payment of incentive pay awards to the transferee funding unit; and

         WHEREAS, the Company desires to clarify the allocation of such funding responsibilities with respect to the functionalization of certain employees which will be transferred to Southern Company Services, Inc. effective December 16, 1995; and

         WHEREAS, the Company also desires to clarify the exclusion from participation of certain employees who receive incentive compensation through other means; and

         WHEREAS, the Board of Directors of the Company is authorized pursuant to Section 6.3 of the Plan to amend the Plan at any time.

         NOW THEREFORE, the Board of Directors of the Company hereby amends the Plan as follows:

                                                        1.

         A new Section 2.1(b)(5) shall be included as set forth below:

                  Termination from participation in the Plan because the requirements of Section 1.16 above are not met.

                                                        2.
         A new Section 2.1(c) shall be included as set forth below:

                  Notwithstanding paragraphs (a) and (b) above, the following employees of Alabama Power Company are ineligible to participate in the Plan: Appliance Sales Persons with Job Code 4074 and Commissioned Commercial Account Managers with Job Code 5867.

                                                        3.

         A new Section 3.2(d) shall be included as set forth below:

                  Notwithstanding Section 3.2(c) above, if a Non-Covered Employee Participant transfers to Southern Company Services, Inc. effective December 16, 1995 from an Operating Company, other than Southern Company Services, Inc., as a result of the functionalization of such Participant's job duties, the Operating Company will fund such Participant's Incentive Pay Award for the entire Performance Period which commenced January 1, 1995. Southern Company Services, Inc. shall be responsible for paying the Incentive Pay Award to the Non-Covered Employee Participant in accordance with Section 4.1(c).

                                                        4.

         Except as amended herein and by the First Amendment, the Plan shall remain in full force and effect as amended and restated by the Company.

         IN WITNESS WHEREOF, the Company through its duly authorized officers, has adopted the Second Amendment to The Southern Company Performance Pay Plan this ___ day of _________________, 1995.

                       SOUTHERN COMPANY SERVICES, INC.



                       By:


                       Its:



ATTEST:



By:



Its:



[CORPORATE SEAL]



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